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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Data Dimensions, Inc. dated August 8, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  August 8, 1997                 WHITE ROCK CAPITAL, L.P.


                                      By:/s/ Thomas U. Barton
                                         ---------------------------------
                                          Thomas U. Barton
                                          General Partner


                                      /s/ Thomas U. Barton
                                      ------------------------------------
                                      Thomas U. Barton


                                      /s/ Joseph U. Barton
                                      ------------------------------------
                                      Joseph U. Barton